Exhibit 99.1

AT THE COMPANY:	IR INQUIRIES:
Bruce T. Quigley	Charles Messman, Todd Kehrli
Vice President of Business	MKR Group
Development and Investor Relations	818-556-3700 ir@mkr-group.com
949-362-5800
bquigley@smithmicro.com
FOR IMMEDIATE RELEASE
SMITH MICRO SOFTWARE REPORTS RECORD FIRST QUARTER
REVENUE & PRO FORMA EARNINGS
First Quarter Revenue Increased 387% To $9.9 Million;
Pro-Forma Net Income Increased to a Record of $2.9 Million;
Reports Record Backlog of $4.6 Million Entering Second Quarter 2006; and
Company Continues To Broaden Wireless Software Product Offering Through the Photags Acquisition
Aliso Viejo, Calif., April 26, 2006 — Smith Micro Software, Inc. (NASDAQ: SMSI), a developer and marketer of a wide range of software solutions for the wireless market, today reported its 2006 first quarter financial results.
First Quarter 2006 Key Financial Results:
•	Revenue increased to a record $9.9 million, up 24% over the previous quarter and 387% year-over-year.

•	Pro forma net income was a record $2.9 million, compared to pro forma net income of $2.6 million in the fourth quarter of 2005 and a loss of $128,000 in the first quarter of 2005

•	Pro forma earnings were a record $0.12 per fully diluted share on 24.3 million shares, compared to $0.11 per fully diluted share on 23.9 million shares in the fourth quarter of 2005 and a loss of $.01 per fully diluted share on 19.7 million shares in the first quarter of 2005.

•	Cash and cash equivalents were $26.0 million, up $4.8 million from December 31, 2005.

•	Record backlog going into the second quarter of 2006 of $4.6 million.
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Smith Micro 2006 First Quarter Financial Results	Page 2 of 6
First Quarter Financial Discussion:
“We are very pleased to announce another strong quarter with record revenues and pro forma earnings,” said William W. Smith, Jr., President and Chief Executive Officer of Smith Micro Software. “During the quarter, we achieved strong performance in all areas of our revenue plan. Our recently announced music essentials product kit was a significant contributor and our core connection manager product shipped in record quantities. We continue to make progress with our aggressive approach to broadening our product reach and expanding our customer base. Our Consumers Product Group’s (formerly the Allume Group) product line continues to consistently contribute to revenue and we continue to make headway in developing our StuffIt Wireless solution for our carrier and handset customers.
“We are also very excited about our recent acquisition of PhoTags, Inc., a leading developer and marketer of revolutionary photo and music management technology. Like Allume, we believe PhoTags offers us a significant opportunity to expand our product offerings to our wireless carriers and handset customers.
“With our array of new product solutions entering the wireless market arena and the significant growth in the Broadband Wireless market, we remain very optimistic about our ability to continue to post strong revenue and earnings performances throughout the remainder of the year.” Mr. Smith concluded.
Smith Micro reported record net revenue of $9.9 million for the first quarter ended March 31, 2006, a 24% increase over revenue of $8.0 million in the fourth quarter of 2005 and nearly five times the $2.0 million recorded in the first quarter of 2005.
Pro forma net income for the first quarter was $2.9 million, or $0.12 per fully diluted share, compared to pro forma net income of $2.6 million, or $0.11 per fully diluted share in the fourth quarter of 2005 and a net loss of $128,000, or a loss of $0.01 per share, in the first quarter of 2005. First quarter results in accordance with generally accepted accounting principles include approximately $700,000 of stock compensation expense relating primarily to the adoption of SFAS 123(R). First quarter fully diluted comparative results take into account a significant increase in the company’s share count year-over-year. Fully diluted shares outstanding as of March 31, 2006 were 24.3 million versus 19.7 million shares in the first quarter of 2005.
Total cash and equivalents at March 31, 2006 were $26.0 million, up $4.8 million from the 2005 fourth quarter ended December 31, 2005.
Investor Conference Call
Smith Micro will hold an investor conference call to discuss the company’s first quarter results at 4:30 p.m. EDT, today, April 26, 2006. The call can be accessed by dialing (866) 250-3615 and giving the pass code “SMSI.” Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. Also, the conference call will be available over the Internet at www.smithmicro.com in the Investor Relations section.
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Smith Micro 2006 First Quarter Financial Results	Page 3 of 6
About Smith Micro Software
Smith Micro Software, Inc., headquartered in Aliso Viejo, CA, is a developer and marketer of wireless communication, broadband and utility software products for multiple OS platforms. The company designs integrated cross platform, easy-to-use software for personal computing and business solutions around the world. With a focus on Wireless and Broadband technologies and the Internet, the company’s products and services enable wireless communications, file and image compression, eCommerce, eBusiness, Internet communications (voice-over-IP), video conferencing, and traditional computer telephony. Smith Micro’s complete line of products are available primarily online at the company’s websites, direct from our enterprise group, retailers, and through original equipment manufacturers (OEMs). Smith Micro’s common stock trades on The NASDAQ Stock Market® under the symbol SMSI. For more information, contact Smith Micro at (949) 362-5800.
This release may contain forward-looking statements that involve risks and uncertainties, including without limitation risks and uncertainties relating to the company’s financial prospects and projections, the company’s plans for returning to sustained profitability and the company’s ability to increase its business in the Wireless and Broadband segments. These forward-looking statements speak only as of the date hereof and are based upon the information currently available to the company. Such information is subject to change, and the company will not necessarily inform you of such changes. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are new and changing technologies, customer acceptance of those technologies, unforeseen delays in the timing of orders from OEM customers, new and continuing adverse economic conditions, and the company’s ability to compete effectively with other software companies. These and other factors could cause actual results to differ materially from those presented in any forward-looking statement and are discussed in the company’s filings with the Securities and Exchange Commission including its recent filings on Forms 10-K and 10-Q.
Smith Micro and the Smith Micro logo are trademarks or registered trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective companies.
Note: Financial Schedules Attached

Smith Micro 2006 First Quarter Financial Results	Page 4 of 6
Smith Micro Software, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	March 31
	(unaudited)
	2006	2005
Net Revenues:
Products	$9,710	$1,859
Services	175	171

Total Net Revenues	9,885	2,030

Cost of Revenues:
Products	3,229	270
Services	70	75

Total Cost of Revenues	3,299	345

Gross Margin	6,586	1,685

Operating Expenses:
Selling & Marketing	1,873	440
Research & Development	1,677	697
General & Administrative	1,409	776

Total Operating Expenses	4,959	1,913

Operating Income (Loss)	1,627	(228)
Interest Income	224	100

Income (Loss) Before Income Tax	1,851	(128)
Income Tax Expense	39	—

Net Income (Loss)	$1,812	$(128)

Net Income (Loss) per share, basic	$0.08	$(0.01)

Weighted average shares outstanding, basic	22,303	19,665

Net Income (Loss) per share, fully diluted	$0.07	$(0.01)

Weighted average shares outstanding, fully diluted	24,284	19,665

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Smith Micro 2006 First Quarter Financial Results	Page 5 of 6
Smith Micro Software, Inc.
Pro-forma results exclude amortization of intangibles
associated with the acquisition of Allume Systems, Inc. and
stock based compensation
(in thousands, except per share amounts)

	GAAP		Pro-forma
	Quarter Ended		Quarter Ended
	03/31/06	Adjustments	03/31/06
Revenue	$9,885		$9,885
Cost of Revenue	3,299	(273)	3,026
Gross Profit	6,586		6,859

Selling & Marketing	1,873	(349)	1,524
Research & Development	1,677	(251)	1,426
General & Administrative	1,409	(224)	1,185

Operating Expense	4,959	(824)	4,135

Operating Income	1,627		2,724
Net Income	$1,812		$2,909

EPS	$0.08		$0.13
EPS (fd)	$0.07		$0.12
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Smith Micro 2006 First Quarter Financial Results	Page 6 of 6
Smith Micro Software, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2006	2005
	(unaudited)
ASSETS
Current Assets:
Cash & Cash Equivalents	$26,011	$21,215
Accounts Receivable, (Net)	5,324	6,786
Inventory	1,368	530
Prepaid & Other Assets	456	556

Total Current Assets	33,159	29,087
Equipment & Improvements, Net	340	241
Goodwill	9,288	9,288
Intangible Assets, Net	3,708	4,093
Other Assets	2	7

TOTAL ASSETS	$46,497	$42,716

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$2,274	$2,383
Accrued Liabilities	1,524	1,376

Total Current Liabilities	3,798	3,759

Common Stock	23	22
Additional Paid In Capital	52,809	50,880
Accumulated Deficit	(10,133)	(11,945)

Total Stockholders’ Equity	42,699	38,957

TOTAL LIABILITIES & EQUITY	$46,497	$42,716

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